EXHIBIT 23.1
INDEPENDENT AUDITOR CONSENT
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
OSI Pharmaceuticals, Inc.:
     We consent to the incorporation by reference of our reports dated February 27, 2008, relating to the consolidated balance sheets of OSI Pharmaceuticals, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, and to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-3 and related prospectus.
     As discussed in Note 15 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of December 31, 2006.
     As discussed in Notes 1 and 16 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment.
/s/ KPMG LLP
Melville, New York
April 1, 2008